EXHIBIT 99.2

SHAREHOLDER VOTING AGREEMENT

AGREEMENT dated December 19, 2005, by and between certain owners of shares of Class B Common Stock issued by The Dixie Group, Inc., set forth on Annex A, attached hereto (Each such person sometimes referred to herein as the "Shareholder" and collectively as the "Shareholders"), and Daniel K. Frierson, individually, and in his capacity as a Shareholder.

1.

The Shareholders believe it to be in the best interests of themselves and The Dixie Group, Inc. ("Dixie") that their shares of Class B Common Stock of Dixie be voted by Daniel K. Frierson for a period of ten (10) years from the date hereof, and that Daniel K. Frierson shall, for such term, be their agent and attorney-in-fact, possessing the irrevocable powers set forth herein.

It is understood, however, that the Shareholders shall be entitled to receive payments of all dividends, if any, declared by Dixie with respect to the shares of Class B Common Stock subject to this Agreement.

2.

During the term of this Agreement, Daniel K. Frierson, or his successor (as provided herein) shall be entitled at all times to vote all of the shares of Class B Common Stock of The Dixie Group, Inc. (the "Corporation") which the shareholders now or hereafter hold at all annual, special or other meetings of the Corporation's shareholders (or for purposes of any action by written consent in lieu of such meeting) and at any other time or times that such shares are required to be or may be voted. Upon the execution of this Agreement, the shareholders shall execute and deliver an irrevocable proxy in the form attached hereto as Exhibit A. From time to time, and as requested by Daniel K. Frierson, or his successor, the Shareholders agree to take such further action as is reasonably necessary to cause all shares of Class B Common Stock held by them to be subject to the provisions of this Agreement.

In the event of the death or incapacity of any Shareholder, their permitted transferees, personal representatives, successors, assigns, heirs, and grantees (and any subsequent transferees of those persons) shall become parties to this Agreement and shall execute and deliver irrevocable proxies in the form of proxy attached hereto as Exhibit A. Any shareholder may, but shall not be obligated to, designate, in writing, a successor who shall be entitled to all of their respective rights under this Agreement, in which case such designated successor shall represent any or all of their respective permitted transferees, personal representatives, successors, assigns, heirs, and grantees (and subsequent transferees of such persons) with respect to any and all shares of Class B Common Stock held by such persons or entities subject to this Agreement. Upon such event, all references in this Agreement to "Daniel K. Frierson" or "Shareholder" as the case may be shall be substituted with and shall mean Daniel K. Frierson's or such Shareholder's permitted transferees, personal representatives, successors, assigns, heirs and grantees (and any subsequent transferees of those persons). Unless revoked in writing, Daniel K. Frierson's designated successor shall be his son, Daniel K. Frierson, Jr. (Kennedy Frierson).

1.

The Shareholders may, at their discretion, transfer from time to time any or all of their shares subject to this Agreement provided that they: (1) give Daniel K. Frierson advance written notice of such proposed transfer; and (2) offer to exchange such shares of Class B Common Stock for shares of common stock held by Daniel K. Frierson. In the event that Daniel K. Frierson does not exchange shares of common stock for such shares of Class B Common Stock, then the transferring party may complete such transfer. If such transfer is not otherwise permitted by Article Four of the Corporation's Charter, then such shares of Class B Common Stock shall be converted to shares of common stock prior to such transfer. Any transfer otherwise permitted by Article Four of the Corporation's Charter to a permitted transferee of such party may be made without converting such shares to common stock provided that such transferred shares shall remain subject to this Agreement for the term hereof.

2.

This Agreement shall continue in effect until October 11, 2015; provided, however, that this Agreement may be terminated sooner by a written agreement signed by all Shareholders. In the event of the death or incapacity of a Shareholder, this Agreement shall not terminate but shall continue in full force and effect.

3.

This Agreement may not be modified or amended except by a written agreement signed by each Shareholder.

4.

Each Shareholder agrees to perform any acts and to execute and deliver any documents or instruments which may be reasonably necessary to carry out the provisions of this Agreement.

5.

This Agreement supersedes, terminates and cancels all other oral or written agreements entered into prior to the date of this Agreement between any of the parties with respect to the matters covered herein.

6.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

7.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. If any provision of this Agreement is determined by a court of competent jurisdiction to be in conflict with applicable law, then such provision will not be wholly invalid but will be enforced to the maximum extent permitted by law.

8.

The omission by any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of such provision, and the waiver by any party of a breach of any provision of this Agreement shall not be construed as a waiver of subsequent breach of such provision.

9.

This Agreement shall be binding upon and enforceable by the permitted transferees, personal representatives, successors assigns, heirs, grantees and pledges of the parties and of any subsequent transferees of those persons.

10.

This Agreement has been entered into and shall be governed, construed and interpreted pursuant to and in accordance with the laws of the State of Tennessee.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective the day and year first above written.

SHAREHOLDERS

/s/ Daniel K. Frierson

Daniel K. Frierson

/s/ D. Kennedy Frierson, Jr.

D. Kennedy Frierson, Jr.

/s/ James B. Frierson

James B. Frierson

/s/ Elizabeth Haley Frierson

Elizabeth Haley Frierson

/s/ Rowena F. Barker

Rowena F. Barker

/s/ Emily F. Brown

Emily F. Brown

/s/ Joan H. Frierson

Joan H. Frierson

EXHIBIT A

FORM OF IRREVOCABLE PROXY

IRREVOCABLE PROXY

In consideration of the receipt of One Dollar ($1.00), cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned stockholders nominate and appoint DANIEL K. FRIERSON as their true and lawful attorney, with full power of substitution for and in their name, to vote all of the shares of Class B Common Stock of The Dixie Group, Inc., a Tennessee corporation of which the undersigned shareholders are or hereafter may be the owner, at any and all annual, special or other meetings of the stockholders of The Dixie Group, Inc. and for any and all purposes, so long as this irrevocable proxy remains in full force and effect; the attorney is to have all of the powers which the undersigned parties would possess if present personally at any meetings.

This irrevocable proxy has been executed in furtherance of a Shareholder Voting Agreement to which the undersigned are parties, and it shall continue in effect until such date as the Shareholder Voting Agreement shall terminate.

Dated this ______ day of ________________, 2005.

SHAREHOLDERS

/s/ Daniel K. Frierson

Daniel K. Frierson

/s/ D. Kennedy Frierson, Jr.

D. Kennedy Frierson, Jr.

/s/ James B. Frierson

James B. Frierson

/s/ Elizabeth Haley Frierson

Elizabeth Haley Frierson

/s/ Rowena F. Barker

Rowena F. Barker

/s/ Emily F. Brown

Emily F. Brown

/s/ Joan H. Frierson

Joan H. Frierson

ANNEX A

SHAREHOLDERS AND SHAREHOLDINGS

SHAREHOLDERS	SHAREHOLDINGS
Daniel K. Frierson
D. Kennedy Frierson, Jr.
James B. Frierson
Elizabeth Haley Frierson
Rowena F. Barker
Emily F. Brown
Joan H. Frierson